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                                                                     EXHIBIT 5.1



                       [Letterhead of Getty Images, Inc.]




                                 August 12, 1999



Getty Images, Inc.
2101 Fourth Avenue, Fifth Floor
Seattle, Washington 98121


                               Getty Images, Inc.
         Registration Statement on Form S-3 (Registration No. 333-79155)


Ladies and Gentlemen:

     As counsel to Getty Images, Inc., a Delaware corporation (the "Company"), I am rendering this opinion in connection with the registration by the Company pursuant to the above-referenced Registration Statement on Form S-3 (as amended, the "Registration Statement") under the Securities Act of 1933, as amended, of up to 4,957,817 shares of common stock, par value $0.01 per share (the "Shares").

     As such counsel and in connection with the opinions expressed below, I have examined a copy of the Registration Statement and the originals, or copies, identified to my satisfaction, of such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments as I have deemed necessary as a basis for the opinions hereinafter expressed. In my examinations, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity with the originals of all documents submitted to me as copies. In expressing the opinions set forth below, I have also relied on certain certificates of officers of the Company and certificates of public officials.

     My opinions expressed below are limited to the laws of the State of Delaware and the federal law of the United States, and I do not express any opinion herein concerning any other law.

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     Based on the foregoing and having regard for such legal considerations as I have deemed relevant, I am of the opinion that the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

     I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to my reference under the caption "Legal Matters" therein.


                                        Very truly yours,

                                        /s/ Suzanne L. Page
                                            ------------------------------------
                                        Associate General Counsel


cc: William H. Hinman, Jr., Shearman & Sterling
    Mark A. B. Carlson, Shearman & Sterling